Exhibit 10.2

Execution Version

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY AND ANY LIENS OR OTHER SECURITY INTERESTS SECURING SUCH RIGHTS AND OBLIGATIONS ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”) DATED AS OF MAY 12, 2015, BY AND AMONG THE SUBORDINATED CREDITORS IDENTIFIED THEREIN AND GENERAL ELECTRIC CAPITAL CORPORATION IN ITS CAPACITY AS AGENT FOR CERTAIN LENDERS (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, “SENIOR CREDITOR AGENT”), TO CERTAIN INDEBTEDNESS, RIGHTS, AND OBLIGATIONS OF BG MEDICINE, INC. TO SENIOR CREDITOR AGENT AND SENIOR CREDITOR (AS DEFINED THEREIN) AND LIENS AND SECURITY INTERESTS IN FAVOR OF SENIOR CREDITOR AGENT SECURING THE SAME ALL AS DESCRIBED IN THE SUBORDINATION AGREEMENT; AND EACH HOLDER AND TRANSFEREE OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

BG MEDICINE, INC.

SECURITY AGREEMENT

This Security Agreement dated as of May 12, 2015 (this “Agreement”) by and among BG Medicine, a Delaware corporation (“Debtor”), and each Investor party to the Purchase Agreement (defined below) that is a signatory hereto (each a “Secured Party” and collectively, “Secured Parties”).

Debtor and Secured Parties hereby agree as follows:

I. CERTAIN DEFINITIONS. Except as otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in the Securities Purchase Agreement by and among Debtor and the Investors party thereto, dated May 12, 2015 (“Purchase Agreement”).

II. SECURITY AGREEMENT.

A. Grant. Debtor, for valuable consideration, the receipt of which is acknowledged, hereby grants to Secured Parties a security interest in and Lien (defined below) on all of the property described on Exhibit A attached hereto (the “Collateral”) now owned or at any time hereafter acquired by Debtor or in which Debtor now has or at any time in the future may acquire any right, title or interest.

B. Debtor Remains Liable. Anything herein to the contrary notwithstanding, (i) Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Parties of any of the rights hereunder shall not release Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) Secured Parties shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall Secured Parties be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

C. Continuing Security Interest. Debtor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until payment and performance in full of all of the Obligations (as defined below).

III. OBLIGATIONS SECURED. The security interest granted hereby secures (A) the full and timely payment of all obligations of Debtor to pay principal and interest under the Notes and all other obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Debtor to Secured Parties under the Notes, and (B) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Debtor under or pursuant to the Notes (such obligations, the “Obligations”).

IV. DEBTOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS. DEBTOR HEREBY REPRESENTS, WARRANTS AND COVENANTS TO SECURED PARTIES THAT:

A. Debtor’s principal place of business is 880 Winter Street, Suite 210, Waltham, MA 02451 and Debtor keeps its records concerning accounts, contract rights and other property at that location. Other than with respect to information disclosed to Secured Parties as of the date hereof, Debtor will notify Secured Parties in writing at least thirty (30) days prior to the establishment of any new place of business where any of the Collateral exceeding $50,000 in value is kept. Debtor is a corporation organized under the laws of the State of Delaware. Debtor will notify Secured Parties in writing at least thirty (30) days prior to changing either its form or jurisdiction of organization.

B. Debtor will at all times keep in a manner reasonably satisfactory to Secured Parties accurate and complete records of the Collateral and will keep such Collateral insured to the extent similarly situated companies insure their assets. Secured Parties shall be entitled, at reasonable times and intervals after reasonable notice to Debtor, to enter Debtor’s premises for purposes of inspecting the Collateral and Debtor’s books and records relating thereto.

C.	Debtor will not create or permit to be created or suffer to exist any Lien, except for Permitted Liens. “Lien” and “Permitted Liens” shall have the meanings given to such terms under that certain Loan and Security Agreement, dated as of February 10, 2012, among Debtor and General Electric Capital Corporation, in its capacity as agent thereunder, and certain financial institutions from time to time party thereto (as the same may from time to time be amended, modified, supplemented or restated on or prior to the date hereof the “GE Loan Agreement”).

D. Debtor shall not use the Collateral in violation of any material applicable statute, ordinance, law or regulation or in violation of any insurance policy maintained by Debtor with respect to the Collateral.

E. Other Financing Statements. Other than financing statements, security agreements, chattel mortgages, assignments, fixture filings and other agreements or instruments executed, delivered, filed or recorded for the purpose of granting or perfecting any Lien (collectively, “Financing Statements”) existing as of the date hereof and disclosed to Secured Parties or arising after the date hereof in connection with any Permitted Lien and Financing Statements in favor of Secured Parties, no effective Financing Statement naming Debtor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

F. Notices, Reports and Information. Debtor will (i) notify Secured Parties of any material claim made or asserted against the Collateral by any Person or other event that would be reasonably likely to materially adversely affect the value of the Collateral or Secured Parties’ Lien thereon; (ii) furnish to Secured Parties such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as Secured Parties may reasonably request, all in reasonable detail; and (iii) upon reasonable request of Secured Parties make such demands and requests for information and reports as Debtor is entitled to make in respect of the Collateral.

G. Debtor has taken and will continue to take all reasonable steps to protect the secrecy of and preserve its rights and interests in and to all of its trade secrets and other proprietary rights and interests that are material to its business.

H. To the best of Debtor’s knowledge, no material infringement or unauthorized use presently is being made of any of the intellectual property collateral, by any person or entity, and, to the best of Debtor’s knowledge, Debtor’s use of the intellectual property collateral does not and will not infringe upon the rights or interests of any other person or entity.

I. Debtor will not surrender or lose possession of (other than to Secured Parties or to the agent or lenders under the GE Loan Agreement), sell, lease, rent, or otherwise dispose of or transfer, any of the Collateral or any right or interest therein, except to the extent permitted by the GE Loan Agreement until all Obligations (as defined in the GE Loan Agreement), other than inchoate indemnity obligations or obligations that specifically survive termination pursuant to the terms therein, are paid and full.

J. Upon payment in full of the Obligations (as defined in the GE Loan Agreement), other than inchoate indemnity obligations or obligations that specifically survive termination pursuant to the terms therein, and termination of the Subordination Agreement pursuant to its terms, Debtor agrees and covenants to Secured Parties that Debtor shall grant to Secured Parties a lien on and security interest in all of its Company Intellectual Property so that the security interest and lien granted hereunder shall be a security interest in and lien on all of Debtor’s property, including without limitation such Company Intellectual Property and all general intangibles of Debtor. Debtor further agrees to enter into any documentation or make any filings (including without limitation an amendment of this Agreement, entry into a long-form and short-form security agreement, and UCC or United States federal (patent or copyright or other office or department) level filings) reasonably requested by Secured Parties in order to document and evidence the security grant in the Company Intellectual Property that is required to be granted hereunder and any perfection of such security interest.

V. FINANCING STATEMENTS. Debtor shall at its cost execute any Financing Statement (including without limitation any short-form or long form intellectual property security agreements) in respect of any security interest created pursuant to this agreement that may at any time be required or that, in the opinion of Secured Parties, may at any time be desirable. If any recording or filing thereof (or the filing of any statements of continuation or assignment of any Financing Statement) is required to protect and preserve such Lien, Debtor shall at its cost execute the same at the time and in the manner requested by Secured Parties. To the fullest extent permitted by applicable law, Debtor authorizes Secured Parties to file any such Financing Statements authorized hereunder without the signature of Debtor.

VI. DEBTOR’S RIGHTS UNTIL DEFAULT. SO LONG AS AN EVENT OF DEFAULT DOES NOT EXIST, DEBTOR SHALL HAVE THE RIGHT TO POSSESS THE COLLATERAL, MANAGE ITS PROPERTY AND SELL ITS INVENTORY IN THE ORDINARY COURSE OF BUSINESS.

VII. EVENT OF DEFAULT. An “Event of Default” shall exist under this Agreement upon the occurrence of any “Event of Default” as defined in the Notes.

VIII. RIGHTS AND REMEDIES ON EVENT OF DEFAULT.

A. During the continuance of an Event of Default, Secured Parties shall have the right to declare all Obligations to be immediately due and payable and such Secured Parties may exercise any and all rights and remedies hereunder or under applicable law; provided, however, if any Event of Default occurs as a consequence of the commencement of a bankruptcy or other insolvency proceeding by or against Debtor, all of the Obligations shall be automatically and immediately due and payable without further action or demand. Without limiting the generality of the foregoing, Secured Parties shall have the right to sell or otherwise dispose of all or any part of the Collateral, either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as Secured Parties, in their sole discretion, may deem advisable, and Secured Parties shall have the right to purchase at any such sale. Debtor agrees that a notice sent at least ten (10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made shall be reasonable notice of such sale or other disposition. The proceeds of any such sale, or other Collateral disposition shall be applied: first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to Secured Parties’ reasonable attorneys’ fees and legal expenses; second, to Secured Parties in satisfaction of the then unpaid Obligations; and third, to Debtor or as otherwise required by law. If, upon the sale or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which Secured Parties are legally entitled, Debtor shall be liable for the deficiency, together with interest thereon at the rates set forth in the Notes, and the reasonable fees of any attorneys Secured Parties employs to collect such deficiency; provided, however, that the foregoing shall not be deemed to require Secured Parties to resort to or initiate proceedings against the Collateral prior to the collection of any such deficiency from Debtor. To the extent permitted by applicable law, Debtor waives all claims, damages and demands against Secured Parties arising out of the retention or sale or lease of the Collateral or other exercise of Secured Parties’ rights and remedies with respect thereto. “UCC” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the Commonwealth of Massachusetts; provided, that, to the extent that the “UCC” is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Secured Parties’ Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the Commonwealth of Massachusetts, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions. The rights and remedies with respect to Debtor and the Collateral, whether established hereby or by any other agreements, instruments or documents or by law, shall be cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights or remedies provided under any other agreement, instrument or document to which Debtor is a party or by which it or any of the Collateral is bound or by law or equity.

B. Debtor will upon request promptly execute and deliver all further instruments and documents, and take all further action that Secured Parties may reasonably request in order to perfect, protect and maintain the priority of the security interest granted by this Agreement and to enable Secured Parties to exercise and enforce its rights and remedies under this Agreement.

C. Debtor hereby waives: (a) the right to require Secured Parties to proceed against any other person or against any other collateral it may hold; (b) presentment, protest and notice of protest, demand and notice of nonpayment, demand of performance, notice of sale, and advertisement of sale; (c) following an Event of Default, any right to the benefit of or to direct the application of any of the Collateral until the obligations of Debtor shall have been paid in full; and (d) any defenses which may arise by reason of, or be based on, lack of diligence in collection.

D. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all of Debtor’s right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the Collateral sold, and shall be a perpetual bar, both at law and in equity, against Debtor, its successors and assigns, and against all Persons claiming the Collateral sold or any part thereof under, by or through Debtor, its successors or assigns.

E. Debtor appoints Secured Parties, and any trustee, authorized agent or designee of Secured Parties, with full power of substitution, as Debtor’s true and lawful attorney-in-fact, effective as of the date hereof, with power, upon Secured Parties’ election, in its own name or in the name of Debtor, during the continuance of an Event of Default, (i) to endorse any notes, checks, drafts, money orders, or other instruments of payment in respect of the Collateral that may come into Secured Parties’ possession, (ii) to sign and endorse any drafts against Debtor, assignments, verifications and notices in connection with accounts, and other documents relating to Collateral; (iii) to pay or discharge taxes or Liens at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, issue receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to notify Persons obligated with respect to the Collateral to make payments directly to Secured Parties; and, (vi) generally, to do, at Secured Parties’ option and at Debtor’s expense, at any time, or from time to time, all acts and things that Secured Parties deems necessary to protect, preserve and realize upon the Collateral and Secured Parties’ security interest therein to effect the intent of this Agreement, all as fully and effectually as Debtor might or could do; and Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable as long as any of the Obligations are outstanding.

F. All of Secured Parties’ rights and remedies with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

IX. SECURED PARTIES’ RIGHTS; DEBTOR WAIVERS.

A. Secured Parties’ acceptance of partial or delinquent payment from Debtor under the Notes or hereunder, or Secured Parties’ failure to exercise any right hereunder, shall not constitute a waiver of any obligation of Debtor hereunder, or any right of Secured Parties hereunder, and shall not affect in any way the right to require full performance at any time thereafter.

B. Debtor waives, to the fullest extent permitted by law: (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling of the Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Parties (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Parties’ power or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against Secured Parties arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

C. Debtor hereby agrees to indemnify each Secured Party, its principals, counsel, advisors, representatives and agents (the “Indemnified Parties”) for, and agrees to protect and hold each of them harmless from and against, any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees), causes of action, suits, claims, demands and judgments of any nature or description whatsoever, which may at any time be imposed upon, incurred by or awarded against any Indemnified Party (other than as a result of such Indemnified Party’s own gross negligence or willful misconduct) as a result of the grant to any Secured Party of any interest in or to any of the Collateral or in connection with this Agreement.

X. INSURANCE; RISK OF LOSS.

A. Debtor shall maintain, at its expense, such public liability and third party property damage and business interruption insurance in such amounts and with such deductibles as it maintains as of the date hereof or as is customary for companies such as Debtor.

XI. TERMINATION; REINSTATEMENT

A. Termination. Upon the payment in full in cash or conversion to equity as provided in Section 2 of the Notes of all Obligations under the Notes and the Purchase Agreement (other than the obligations that are intended to survive the termination of the Notes or the Purchase Agreement, as the case may be) and subject to Section XI(B) herein, this Agreement and the security interest and all other rights granted hereby shall automatically terminate and all rights to the Collateral shall revert to Debtor without any further action of Secured Parties. Upon any such termination, Secured Parties shall grant Debtor authorization to file any UCC-3 or other termination statements to evidence such termination, to release all security interest on the Collateral and to return such Collateral to Debtor. Furthermore, Secured Parties shall, at Debtor’s expense and upon its written direction, execute and, subject to Section XI(B), deliver to Debtor such documents (including UCC-3 termination statements) as Debtor shall reasonably request to evidence such termination, to release all security interest on the Collateral and to return such Collateral to Debtor.

B. Reinstatement. This Agreement and the obligations of Debtor hereunder shall automatically be reinstated if and to the extent that for any reason any payment made pursuant to this Agreement is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to Debtor or as a result of any settlement or compromise with any person (including Debtor) in respect of such payment, and Debtor shall pay Secured Parties on demand all of its actual and reasonable costs and expenses (including reasonable fees of counsel) incurred by Secured Parties in connection with such rescission or restoration.

XII. MISCELLANEOUS.

A. Amendment and Waiver. Neither this Agreement nor any part hereof may be changed, waived, or amended except by an instrument in writing signed by Secured Parties and by Debtor; and waiver on one occasion shall not operate as a waiver on any other occasion.

B. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses shown below such parties signature hereunder (or at such other addresses as shall be specified by notice given in accordance with this Section XII(B)).

C. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, the successors and assigns of the parties hereto, including, without limitation, all future holders of the Notes.

D. Counterparts. This Agreement may be executed in two or more counterparts, including by facsimile or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

E. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

F. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

G. Governing Law; Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of law that would require the application of laws of any other jurisdiction. Each party hereto consents to exclusive jurisdiction and venue in Massachusetts, if in state court, and in the United States District Court of Massachusetts, if in United States federal court, for any suit or proceeding relating to, arising out of or arising under this Agreement; such courts shall have the sole and exclusive in personam, subject matter and other jurisdiction in connection with such suit or proceeding and venue shall be appropriate for all purposes in such courts.

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

DEBTOR:

BG MEDICINE, INC.

By:	/s/ Paul R. Sohmer, M.D.
Name:	Paul R. Sohmer, M.D.
Title:	President and Chief Executive Officer

Address:	880 Winter Street, Suite 210

Waltham, MA 02451

[Signature page to Security Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

SECURED PARTY:

APPLIED GENOMIC TECHNOLOGY CAPITAL FUND, L.P.;
AGTC ADVISORS FUND, L.P.

Each by its General Partner, AGTC Partners, L.P.
By its General Partner, NewcoGen Group Inc.

By:	/s/ Noubar B. Afeyan
Name:	Noubar B. Afeyan
Title:	President

FLAGSHIP VENTURES FUND 2007, L.P.

By its General Partner
Flagship Ventures Fund 2007 General Partner LLC

By:	/s/ Noubar B. Afeyan
Name:	Noubar B. Afeyan
Title:	Manager

[Signature page to Security Agreement]

EXHIBIT A

COLLATERAL DESCRIPTION

The Collateral consists of all of Debtor’s right, title and interest in and to the following personal property:

All of Debtor’s personal property of every kind and nature (except for Intellectual Property, as defined in, and to the extent excluded, pursuant to Section 3.3 of the GE Loan Agreement) whether now owned or hereafter acquired by, or arising in favor of, Debtor, and regardless of where located, including, without limitation, all accounts, chattel paper (whether tangible or electronic), commercial tort claims, deposit accounts, documents, equipment, financial assets, fixtures, goods, instruments, investment property (including, without limitation, all securities accounts), inventory, letter-of-credit rights, letters of credit, securities, supporting obligations, cash, cash equivalents, any other contract rights (including, without limitation, rights under any license agreements), or rights to the payment of money, and general intangibles, and all books and records of Debtor relating thereto, and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, all proceeds, insurance claims, products, profits and other rights to payments not otherwise included in the foregoing (with each of the foregoing terms that are defined in the UCC having the meaning set forth in the UCC);

provided, that, the grant of the security interest herein shall not extend to and the term “Collateral” shall not include (a) equipment subject to liens permitted pursuant to Section 7.2(c) of the GE Loan Agreement solely to the extent that with respect to financing agreements entered into in connection therewith (i) prior to May 14, 2012, such agreements prohibit the granting of a lien in such equipment or (ii) after May 14, 2012, such agreements prohibit the granting of a lien in such equipment after Debtor have used commercially reasonable efforts to get such restriction removed; provided, that, upon the termination or expiration of any such financing arrangement or prohibition on such lien such equipment shall automatically be subject to the security interest granted in favor of the Secured Party hereunder and become part of the “Collateral”; (b) any license agreement for the use of another Person’s Intellectual Property as in effect on the date hereof (each, an “In-License”), but only to the extent that the granting of such security interest would constitute a default under such In-License as in effect on the date hereof, and only to the extent that such prohibition or default is enforceable under applicable law (including, without limitation, Sections 9-406, 9-407 and 9-408 of the UCC); provided, that, upon the termination or expiration of any such prohibition or default, such In-License shall automatically be subject to the security interest granted in favor of Secured Party hereunder and become part of the “Collateral”, and provided further that the “Collateral” shall include all proceeds, products, substitutions and replacements of any such In-License; (c) more than 66% of the issued and outstanding voting capital stock of BG Medicine N.V., a company organized under the laws of The Netherlands (“BG Netherlands”); and (d) the funds held in that certain deposit account 8800065546 at Silicon Valley Bank (the “Security Deposit Account”) securing a letter of credit issued as security for Debtor’s landlord at its Waltham, Massachusetts location (the “Existing Letter of Credit”) solely to the extent that the balance of the Security Deposit Account does not exceed the liabilities related to the Existing Letter of Credit.

“Company Intellectual Property” means any and all copyright, trademark, servicemark, patent, design right, software and trade secrets of Debtor and any applications, registrations, amendments, renewals, extensions and improvements with respect thereto, now owned or hereafter acquired.

Notwithstanding the above, Debtor has agreed that upon the repayment of all amounts owed under the GE Loan Agreement, Collateral shall include Company Intellectual Property.

Furthermore, notwithstanding anything herein to the contrary, the Collateral shall include all Debtor’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing, including without limitation all proceeds of and payments in connection with the Company Intellectual Property.

Terms used in this Exhibit A but not defined shall have the meaning given to such terms in the UCC.